EXHIBIT 4.5

SUBSCRIPTION AGREEMENT
FOR 9.25% CONVERTIBLE REDEEMEABLE SUBORDINTATED
DEBENTURES OF INTERPOOL, INC.

           This Subscription Agreement is made by and between Interpool, Inc., a Delaware corporation (the “Company”), and the undersigned prospective purchaser who is subscribing hereby for the Company’s 9.25% Convertible Redeemable Subordinated Debentures (the “Debentures”), pursuant to the Prospectus of the Company dated July 8, 2002 (the “Prospectus,” which term includes all exhibits and any amendments thereof and supplements thereto).

           In consideration of the Company’s agreement to accept the undersigned as a securityholder of the Company upon the terms and conditions set forth herein and as further set forth in the Prospectus, the undersigned agrees and represents as follows:

A.     SUBSCRIPTION

           1. The undersigned hereby subscribes to purchase Debentures at a price of $25.00 per Debenture plus any accrued interest thereon from the date of consummation of the subscription offering in the amount indicated on the signature page hereto. Simultaneously with the execution of this Subscription Agreement, the undersigned is paying and delivering to the Company the amount set forth on the signature page below (the “Payment”), in the form of a check, bank draft drawn upon a United States Bank, or postal, telegraphic or express money order payable to “American Stock Transfer & Trust Company” (the “Subscription Agent”) or by wire transfer of funds to _____________________.

           2. The undersigned understands that the Payment will be held in escrow for his benefit by the Subscription Agent pending acceptance of the undersigned’s subscription offer by the Company. The offering period will expire on August 8, 2002 at 5:00 p.m. (the “Expiration Date”), unless extended by the Company in its sole discretion. Such Expiration Date will in no event be extended beyond September 30, 2002. The Subscription Agent will notify the undersigned of the Company’s decision to accept or reject, in whole or in part, the undersigned’s subscription offer. In the event the subscription offer is rejected, in whole or in part, the Payment, or portion thereof relating to the rejected part of the subscription offer, will be returned promptly, with any interest thereon, on the basis described in the Prospectus.

B.     REPRESENTATIONS AND WARRANTIES

           1. The undersigned hereby represents and warrants to, and agrees with the Company, as follows:

           (a) The undersigned has been furnished with and has carefully read the Prospectus. In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) from the Company, or any of its agents other than as set forth in the Prospectus and no oral or written representations have been made or oral or written information furnished to the undersigned or his advisors, if any, in connection with the offering of the Debentures which were in any way inconsistent with the Prospectus.

           (b) If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate, (i) the person executing this Subscription Agreement on behalf of the undersigned has been duly authorized and is duly qualified (A) to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Debentures and (B) to purchase and hold Debentures, and (ii) the signature of the person executing this Subscription Agreement on behalf of the undersigned is binding upon such partnership, corporation, trust or estate, and (iii) such entity has not been formed for the specific purpose of acquiring Debentures.

           2. The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the undersigned will, prior to such acceptance, give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

C.     UNDERSTANDINGS

           1. The undersigned understands, acknowledges and agrees with the Company and the Subscription Agent as follows:

           (a) This subscription may be rejected, in whole or in part, by the Company in its sole discretion, at any time.

           (b) The subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that this subscription is rejected for any reason.

           (c) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Debentures.

           2. The representations, warranties, understandings, acknowledgements and agreements in this Agreement are true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

D.     MISCELLANEOUS

           1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular, or plural as the identity of the person or persons may require.

           2. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or cancelled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

           3. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth in the Memorandum, as amended from time to time, or, in the case of the undersigned, at the address provided in this Subscription Agreement, or to such other address furnished by notice given in accordance with this Article D.

           4. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

           5. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York and shall be binding upon the undersigned, the undersigned’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

           6. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

           7. This Subscription Agreement and the Prospectus constitute the entire agreement among the parties hereto with respect to the subject matter hereof an supersede any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. Except as otherwise provided for in this Article D, this agreement may be amended only by a writing executed by all parties hereto.

INTERPOOL, INC.
SUBSCRIPTION AGREEMENT
SIGNATURE PAGE

           This page constitutes the Signature Page for the Subscription Agreement. The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he or she has read and understands the Prospectus and this Subscription Agreement.

           IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of ________, 2002.

______________________ Number of Debentures Subscribed for at 25.00 per Share $______________________ Accrued Interest per Debenture $______________________ Total Purchase Price	NAME OF PURCHASER Signature Title of Authorized Signatory if Purchaser is a corporation, partnership or other entity Signature of Spouse or Co-Owner Name(s) in which Debentures shall be issued